                                                                    EXHIBIT 99.1

         APPLIED MOLECULAR EVOLUTION, INC. REPORTS FINANCIAL RESULTS FOR
                               THIRD QUARTER 2003

SAN DIEGO, CA, NOVEMBER 4, 2003 - Applied Molecular Evolution, Inc. (AME) (Nasdaq: AMEV) today reported financial results for the third quarter of 2003.

For the quarter ended September 30, 2003, the Company reported a net loss of $5.7 million or ($0.27) per share, compared to a net loss of $5.1 million or ($0.24) per share for the quarter ended September 30, 2002. For the nine months ended September 30, 2003, the Company reported a net loss of $14.0 million or ($0.68) per share, compared to a net loss of $13.5 million or ($0.62) per share for the same nine-month period in 2002.

Revenues for the third quarter of 2003 were $1.5 million, reflecting revenue recognized under the Company's strategic alliances, licensing agreements and National Institutes of Health grants, which were also $1.5 million for the third quarter of 2002. Total operating expenses were $7.5 million for the third quarter of 2003, as compared to $7.0 million for the third quarter of 2002.

For the nine months ended September 30, 2003, the Company reported revenues of $6.1 million and operating expenses of $22.1 million, compared to revenues of $5.7 million and operating expenses of $21.2 million for the nine months ended September 30, 2002.

On September 30, 2003, unrestricted cash, cash equivalents and short-term investments were $43.7 million, compared to unrestricted cash, cash equivalents and short-term investments of $51.1 million on December 31, 2002. As of September 30, 2003, the Company had no restricted cash, reflecting full repayment of the Merrill Lynch Business Financial Services credit facility, which had a $10.5 million restricted cash balance on December 31, 2002.

"During the third quarter of 2003 AME demonstrated product candidate development progress on both aspects of our biotherapeutic business model," said Lawrence E. Bloch, M.D., J.D., Chief Financial Officer of AME. "On the corporate collaboration side of our business model, MedImmune announced the initiation of two large-scale Phase II trials for Vitaxin(R) in rheumatoid arthritis and melanoma and announced the filing of an IND for Numax(TM). In addition, MedImmune recently announced that they expect to initiate clinical trials in the remainder of 2003 for all three of their product candidates that AME has optimized:

         - a large-scale Phase II clinical trial for Vitaxin in prostate cancer

         -        a large-scale Phase II clinical trial for Vitaxin in psoriasis

         - a Phase I clinical trial for Numax, the next-generation of their flagship product, Synagis(R), in respiratory syncytial virus (RSV) infection, and

         -        a Phase I trial for Anti-IL9 in asthma.

On the internal product development side of our business model, we announced the successful production of clinical-grade AME-527, next-generation Remicade(R), in our Phase I/II GMP bioprocessing facility, a major milestone on the path to filing our first IND this year on a next-generation biotherapeutic to which AME has retained full commercial rights.

We also strengthened our balance sheet with collateralized equipment financing facilities of $6.0 million from Silicon Valley Bank and $4.0 million from GE Capital to contribute to the continued execution of our business model. We have drawn $6.6 million from these financing facilities, and have $3.4 million available for future equipment purchases. Finally, our subsidiary, Novasite Pharmaceuticals, Inc., announced multiple grants from the NIH to implement its technology platform for discovering and optimizing next-generation small-molecule drugs."

Remicade(R) is a registered trademark of Centocor; Synagis(R) and Vitaxin(R) are registered trademarks of MedImmune; and Numax(TM) is a trademark of MedImmune.

Applied Molecular Evolution, Inc., (AME) is a leader in applying directed molecular evolution to improve healthcare by optimizing and developing human biotherapeutics. Directed molecular evolution is a process for optimizing genes and proteins for specific commercial purposes. Since its inception, AME's principal focus has been on applying its proprietary AMEsystem(TM) technology platform to human biotherapeutics, the largest market for directed molecular evolution. Biotherapeutics, or biopharmaceuticals, are protein pharmaceuticals such as antibodies, cytokines, hormones and enzymes. AME uses its proprietary technology to develop improved versions of currently marketed, FDA-approved biopharmaceuticals as well as novel human biotherapeutics. For more information, please visit www.AME.biz.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including uncertainties related to product development, uncertainties related to the need for regulatory or other government approvals, dependence on proprietary technology, uncertainty of market acceptance of the Company's products, uncertainties related to business opportunities, the receipt of future payments, including royalties, the continuation of customer relationships and other risks cited in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and other SEC Filings. These forward-looking statements speak only as of the date hereof. The Company disclaims any intent or obligation to update these forward-looking statements.

- FINANCIAL CHARTS FOLLOW -


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                        APPLIED MOLECULAR EVOLUTION, INC.
                             SELECTED FINANCIAL DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   FOR THE THREE MONTHS          FOR THE NINE MONTHS ENDED
                                                                     ENDED SEPTEMBER 30,               SEPTEMBER 30,
                                                                 -------------------------      ---------------------------
STATEMENTS OF OPERATIONS DATA                                      2003           2002             2003           2002
-----------------------------                                    -----------    ----------       ----------     -----------
                                                                 (UNAUDITED)    (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
Revenues ...................................................       $ 1,464        $ 1,457        $  6,121        $  5,652

Expenses
    Research and development ...............................         5,919          3,315          15,446          10,406
    General and administrative .............................         1,361          2,972           5,582           8,173
    Non-cash, stock based compensation .....................           237            711           1,023           2,615
                                                                   -------        -------        --------        --------
Total operating expenses ...................................         7,517          6,998          22,051          21,194
                                                                   -------        -------        --------        --------
Loss from operations .......................................        (6,053)        (5,541)        (15,930)        (15,542)
    Minority interest .......................................          106            402             709             402
    Net interest income .....................................          240            638           1,190           2,281
    Other financing charges .................................           --           (604)             --            (604)
                                                                   -------        -------        --------        --------
Net loss ...................................................       $(5,707)       $(5,105)       $(14,031)       $(13,463)
                                                                   =======        =======        ========        ========


Basic and diluted net loss per common share ................       $ (0.27)       $ (0.24)       $  (0.68)       $  (0.62)

Weighted average shares used in computing basic and
diluted loss per common share ..............................        20,921         21,227          20,760          21,672



                                                                     SEPTEMBER 30,  DECEMBER 31,
BALANCE SHEET DATA                                                       2003           2002
------------------                                                       ----           ----
                                                                      (UNAUDITED)
Cash, cash equivalents and short-term investments ...............       $43,658       $51,119
Other current assets                                                      3,090         1,370
                                                                        -------       -------
Total current assets ............................................        46,748        52,489
Restricted cash, cash equivalents and short-term investments ....            --        10,500
Other noncurrent assets .........................................        19,117        16,982
                                                                        -------       -------
     Total Assets ...............................................       $65,865       $79,971
                                                                        =======       =======

Current liabilities .............................................       $ 6,045       $ 3,785
Noncurrent liabilities ..........................................         6,357        10,244
Stockholders' equity ............................................        53,463        65,942
                                                                        -------       -------
     Total Liabilities and Stockholders' Equity .................       $65,865       $79,971
                                                                        =======       =======


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